UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________________________________
FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 19, 2023
______________________________________________________
AT&T INC.
(Exact Name of Registrant as Specified in Charter)
______________________________________________________

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas (Address of Principal Executive Offices)		75202 (Zip Code)
Registrant’s telephone number, including area code (210) 821-4105
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due September 5, 2023	T 23D	New York Stock Exchange
AT&T Inc. 1.050% Global Notes due September 5, 2023	T 23E	New York Stock Exchange
AT&T Inc. 1.300% Global Notes due September 5, 2023	T 23A	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
AT&T Inc. 1.950% Global Notes due September 15, 2023	T 23F	New York Stock Exchange
AT&T Inc. 2.400% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due March 6, 2025	T 25A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due November 18, 2025	T 25B	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.950% Global Notes due April 30, 2031	T 31F	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 4.300% Global Notes due November 18, 2034	T 34C	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications and technology industries.

Overview
We announced on October 19, 2023 that third-quarter 2023 income from continuing operations totaled $3.8 billion, or $0.48 per diluted share. Third-quarter 2023 income per diluted share included amounts totaling to $1.5 billion (pre-tax), or $(0.16) per share, resulting from the following significant items: $(0.11) per share from restructuring and impairment charges, $(0.03) per share from our proportionate share of DIRECTV intangible amortization and $(0.03) per share of other benefit related market-driven adjustments and other items, partially offset by $0.01 per share from a gain on actuarial remeasurement of the pension benefit plan assets and obligations. These results compare with a reported net income from continuing operations of $6.3 billion, or $0.79 per diluted share, in the third quarter of 2022, which included actuarial gains on remeasurement of our pension benefit plan assets and obligations of $0.14 per share and benefits from tax items of $0.10 per share, partially offset by $(0.04) per share from our proportionate share of DIRECTV intangible amortization, $(0.04) per share of other benefit related market-driven adjustments and $(0.05) per share of other charges, including $(0.02) for the impact from the adoption of Accounting Standards Update (ASU) No. 2020-06.

Operating revenues in the third quarter of 2023 were $30.4 billion, up 1.0 percent from the third quarter of 2022, reflecting higher Mobility and Consumer Wireline revenues, partially offset by continued declines in Business Wireline. Revenue increases also reflect favorable impacts of foreign exchange rates in Mexico.

Operating expenses in the third quarter of 2023 were $24.6 billion, up 2.2 percent, reflecting higher severance and restructuring charges and continued inflationary cost increases, partially offset by our continued transformation efforts. Operating expense increases also include higher network costs, unfavorable impact of foreign exchange, higher amortization of deferred customer acquisition costs and increased depreciation expense. Expense increases were partially offset by lower Mobility equipment and associated selling costs from lower wireless sales volumes and lower personnel costs.

Operating income in the third quarter was $5.8 billion compared to $6.0 billion in the comparable 2022 period, and AT&T’s third-quarter operating income margin was 19.1 percent, compared to 20.0 percent in the comparable 2022 period.

Other income (expense) - net in the third quarter was $0.4 billion compared to $2.3 billion in the comparable 2022 period. The decrease reflects the recognition of $0.1 billion actuarial gain in the third quarter of 2023, compared to $1.4 billion of actuarial gain in 2022. Also contributing to the decrease was a $0.5 billion impairment of an equity investment in a Latin America satellite business in the third quarter of 2023, and lower pension and postretirement benefit credits in 2023, primarily driven by higher interest costs from discount rate increases.

Cash from operating activities from continuing operations in the third quarter of 2023 was $10.3 billion, up $0.2 billion when compared to 2022, reflecting operational growth and timing of working capital, including lower device payments partially offset by lower receivable sales. Capital expenditures in the third quarter of 2023 were $4.6 billion, and when including $1.0 billion cash paid for vendor financing, capital investment was $5.6 billion, compared to prior-year third quarter capital investment of $6.8 billion (capital expenditures of $5.9 billion and vendor financing of $0.9 billion).

Segment Summary
We analyze our segments based on segment operating income, which excludes acquisition-related costs and other significant items. Our reportable segments are: Communications and Latin America.

Effective for the first quarter of 2023, we no longer record prior service credits to our individual business units or the corresponding charge to Corporate and Other, and segment operating expenses were recast to remove prior service credits from our historical reporting. Prior service credits are, and will continue to be, recorded as other income in our consolidated income statement in accordance with GAAP. This recast increased Communications segment operations and support expenses by approximately $2.4 billion for full-year 2022. Correspondingly, this recast lowered administrative expenses within Corporate and Other, with no change on a consolidated basis.

Communications
Our Communications segment consists of our Mobility, Business Wireline and Consumer Wireline business units.

Third-quarter 2023 operating revenues were $29.2 billion, up 0.4 percent versus third-quarter 2022, with segment operating income of $7.3 billion, up 4.1 percent versus the year-ago quarter. The Communications segment operating income margin was 24.9 percent, compared to 24.0 percent in the year-earlier quarter.

Mobility
Mobility revenues for the third quarter of 2023 were $20.7 billion, up 2.0 percent versus the third quarter of 2022, driven by service revenue growth of 3.7% from subscriber and postpaid phone ARPU growth, partially offset by lower equipment revenues due to lower sales volumes. Mobility operating expenses totaled $13.9 billion, down 0.9 percent versus the third quarter of 2022 due to lower equipment and associated selling expenses driven by lower device sales. These decreases were partially offset by increased network and customer support costs, higher amortization of deferred customer acquisition costs and higher depreciation expense. Mobility’s operating income margin was 32.7 percent compared to 30.7 percent in the year-ago quarter.

In our Mobility business unit, during the third quarter of 2023, we reported a net gain of 6.6 million wireless subscribers. At September 30, 2023, wireless subscribers totaled 235.6 million (including approximately 5.3 million FirstNet connections) compared to 210.7 million at September 30, 2022.

During the third quarter, total phone net adds (postpaid and prepaid) were 494,000 with total net adds by subscriber category as follows:
•Postpaid subscriber net adds were 550,000, with phone net adds of 468,000.
•Prepaid subscriber net adds were 56,000, with phone net adds of 26,000.
•Reseller net adds were 401,000.
•Connected device net adds were 5.5 million, 2.8 million of which were wholesale connected cars.

For the quarter ended September 30, 2023, postpaid phone-only ARPU increased 0.6 percent versus the year-earlier quarter.

Postpaid phone-only churn was 0.79 percent compared to 0.84 percent in the third quarter of 2022. Total postpaid churn was 0.95 percent compared to 1.01 percent in the year-ago quarter.

Business Wireline
Business Wireline revenues for the third quarter of 2023 were $5.2 billion, down 7.9 percent versus the year-ago quarter, primarily due to lower demand for legacy voice and data services as well as product simplification, partially offset by growth in connectivity services. Business Wireline operating expenses totaled $4.9 billion, down 3.5 percent when compared to the third quarter of 2022, due to lower personnel costs associated with ongoing transformation initiatives, and lower network access, customer support and marketing expenses. Business Wireline operating income margin was 6.7 percent compared to 11.0 percent in the year-earlier quarter.

Consumer Wireline
Consumer Wireline revenues for the third quarter of 2023 were $3.3 billion, up 4.6 percent versus the year-ago quarter, driven by growth in broadband revenues attributable to fiber, partially offset by declines in legacy voice and data services and other services. Consumer Wireline operating expenses totaled $3.2 billion, up 4.2 percent versus the third quarter of 2022, largely driven by increased depreciation expense and higher network-related costs. Expense increases were offset by lower customer support costs. Consumer Wireline operating income margin was 4.8 percent compared to 4.5 percent in the year-earlier quarter.

At September 30, 2023, Consumer Wireline had approximately 13.7 million broadband connections compared to 13.8 million at September 30, 2022. During the third quarter, broadband subscriber net adds were 15,000, with fiber broadband net adds of 296,000. Total broadband and DSL connections were 13.9 million at September 30, 2023, compared to 14.1 million at September 30, 2022.

Latin America
Our Latin America segment consists of our Mexico business unit and is subject to foreign currency fluctuations.

Revenues were $1.0 billion, up 26.4 percent when compared to the third quarter of 2022, primarily due to favorable impacts of foreign exchange rates and subscriber growth, which contributed to higher equipment and, to a lesser extent, service revenues. Operating expenses were $1.0 billion, up 20.4 percent, driven by unfavorable impact of foreign exchange and higher equipment sales attributable to subscriber growth. Mexico’s operating income margin was (2.9) percent, compared to (8.0) percent in the year-earlier quarter.

We had approximately 21.8 million Mexico wireless subscribers at September 30, 2023 compared to 21.0 million at September 30, 2022. During the third quarter of 2023, we had postpaid net adds of 55,000 and prepaid net adds of 17,000.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this report:

(d)	Exhibits

	99.1	AT&T Inc. selected financial statements and operating data.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: October 19, 2023	By: /s/ Sabrina Sanders . Sabrina Sanders Senior Vice President - Chief Accounting Officer and Controller
5